UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2008

Vanguard Natural Resources, LLC
(Exact name of registrant as specified in its charter)

DELAWARE	001-33756	61-1521161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 San Felipe, Suite 485
Houston, Texas 77063
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 14, 2008, Vanguard Natural Resources, LLC (the “Company”) issued a press release announcing its earnings for the quarter ended September 30, 2008. The press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent as shall be expressly set forth by specific reference in such filing.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 10, 2008, in connection with preparing our quarterly report for third quarter 2008 and discussion with BDO Seidman, LLP, the Company’s new independent registered public accounting firm, management of the Company and the Audit Committee of its Board of Directors concluded that the contemporaneous formal documentation it had prepared to support its initial hedge designations and subsequent assessments for ineffectiveness in connection with the Company’s natural gas and oil hedging program in 2008 did not meet the technical requirements to qualify for cash flow hedge accounting treatment in accordance with Statement of Financial Accounting Standard No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”). The primary reasons for this determination were that the formal hedge documentation lacked specificity of the hedged cash flow and the quantitative subsequent assessments for ineffectiveness were insufficient. Therefore, the cash flow designations failed to meet hedge documentation requirements for cash flow hedge accounting treatment. In addition, the natural gas derivative swap contracts entered into in 2007 were de-designated as cash flow hedges in the first quarter of 2008 due to an overhedged position in natural gas which made them ineffective.

Under SFAS No. 133, the fair value of hedge contracts is recognized in the Consolidated Balance Sheet as an asset or liability, and the amounts received or paid under the hedge contracts are reflected in earnings during the period in which the underlying production occurs. If the hedge contracts qualify for hedge accounting treatment, the fair value of the hedge contract is recorded in “accumulated other comprehensive income”, and changes in the fair value do not affect net income in the period. If the hedge contract does not qualify for hedge accounting treatement, the change in the fair value of the hedge contract is reflected in earnings during the period as unrealized gain or loss on commodity derivatives. Under the cash flow accounting treatment used by the Company, the fair values of the hedge contracts were recognized in the consolidated balance sheets with the resulting unrealized gain or loss recorded initially in accumulated other comprehensive income and later reclassified through earnings when the hedged production affected earnings. As a result of the determination that the documentation failed to meet cash flow hedge accounting treatment, the unrealized gain or loss should have been recorded in the consolidated statements of operations as a component of earnings. In addition, the net derivative loss at December 31, 2007 related to the de-designated natural gas derivative swap contracts entered into in 2007 will continue to be reported in accumulated other comprehensive income until the month in which the transactions settle.

The Company will restate its consolidated unaudited quarterly financial statements for March 31, 2008 and June 30, 2008. The restatement does not impact the economics of the hedge transactions nor does it affect the Company’s liquidity, adjusted EBITDA, distributable cash flow, total assets, total liabilities, members’ capital, or the amount of available cash to pay distributions in any historical or future period. The restatement did not have any impact on any of the Company’s financial covenants under its reserve-based credit facility.

The Company expects the restatement will have the following effects on unrealized loss on derivative contracts, net income (loss), and diluted income (loss) per unit for the three months ended March 31, 2008 and June 30, 2008 the impact of which has been reflected in the operating results for the nine months ended September 30, 2008:

Vanguard Natural Resources, LLC
Restatement of Historical Financial Results
(Unaudited)

	Quarter Ended

	June 30, 2008	March 31, 2008

Unrealized loss on commodity derivative contracts:
As previously reported	$—	$—
As restated	$(52,186,386)	$(20,209,757)

Net income (loss):
As previously reported	$5,164,168	$4,276,020
As restated	$(47,019,744)	$(15,932,236)

Basic and diluted net income (loss) per unit:
As previously reported	$0.46	$0.38
As restated	$(4.19)	$(1.42)

The Company plans to file its Quarterly Report on Form 10-Q for the three months ended September 30, 2008 with the Securities and Exchange Commission today. The Company expects to file amended Quarterly Reports on Form 10-Q for the periods ended March 31, 2008 and June 30, 2008 as soon as practicable.

Item 7.01. Regulation FD Disclosures.

On November 14, 2008, the Company issued a press release announcing its earnings for the third quarter of 2008, announced that the Company will restate the unaudited quarterly financial statements for March 31, 2008 and June 30, 2008 and provided the changes to unrealized loss on derivative contracts, net income (loss), and diluted income (loss) per unit for these periods resulting from the restatement. The press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

Exhibit 99.1	Press Release dated November 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

By:	/s/ Scott W. Smith
Name:	Scott W. Smith
Title:	President, Chief Executive Officer and Director

November 14, 2008

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

Exhibit 99.1	Press Release dated November 14, 2008